Exhibit 99.1

Jun 18, 2018

B. Riley Financial Assists Vintage Capital in Announced Acquisition of Rent-A-Center

•	B. Riley Financial to provide debt and equity commitments in support of the transaction which is valued at approximately $1.365 billion
•	B. Riley to partner with Vintage Capital as an investor in the acquisition vehicle

LOS ANGELES, June 18, 2018 (GLOBE NEWSWIRE) -- B. Riley Financial, Inc. (NASDAQ:RILY), a diversified provider of financial and business advisory services, today announced it has agreed to provide financial support to Vintage Capital Management, LLC (“Vintage Capital”) in its affiliate’s acquisition of Rent-A-Center, Inc. (NASDAQ:RCII). Vintage Capital has agreed to pay $15.00 per share in cash for each common share of Rent-A-Center, which including the assumption of net debt, represents a total transaction value of approximately $1.365 billion.

Vintage Capital, B. Riley Financial, its subsidiary Great American Capital Partners, LLC, and affiliates of Guggenheim Corporate Funding, LLC have issued commitments to provide an aggregate principal amount of approximately $1.1 billion in debt to finance the deal. Equity financing will be used to fund the remaining portion of the purchase price. B. Riley FBR, Inc., a leading full-service investment bank and wholly-owned subsidiary of B. Riley Financial, is serving as financial advisor and lead arranger on the deal.

“The ability to team up with strong managers with a history of success utilizing both our balance sheet and advisory capabilities is what is most exciting about this transaction,” said Bryant Riley, Chairman and CEO of B. Riley Financial. “We have worked with the Vintage Capital team for over two decades and have seen firsthand their experience in the space. We are excited to work with them and leverage the resources across the B. Riley Financial platform. B. Riley will play multiple roles in this investment, including significant involvement in the equity, debt, and management company going forward.”

“The B. Riley team has been a true partner in this transaction, and we are pleased to be pursuing it with them. Having worked with the B. Riley team on multiple deals, I have a great deal of respect for their willingness to think differently to get deals done,” said Brian Kahn, Managing Partner and Founder of Vintage Capital. “I look forward to working with their team to create a leader in the rent-to-own industry.”

Rent-A-Center is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. Rent-A-Center owns and operates approximately 2,400 stores in the U.S., Mexico, Canada and Puerto Rico, and approximately 1,250 Acceptance Now kiosk locations in the U.S. and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Rent-A-Center, is a national franchiser of approximately 250 rent-to-own stores operating under the trade names of “Rent-A-Center,” “ColorTyme,” and “RimTyme.”

Vintage Capital is a value-oriented, operations-focused, private and public equity investor specializing in the consumer, aerospace and defense, and manufacturing sectors. Vintage Capital is the controlling shareholder of Buddy’s Newco LLC, a privately-held rent-to-own company with over 300 locations across the U.S. and Guam, operating under the trade names of “Buddy’s Home Furnishings,” “Good-to-Go Wheels & Tires,” and “Flexi Compras.”

Brown Rudnick LLP is serving as legal counsel to B. Riley Financial.

For more information, visit the investor sector of B. Riley Financial website at ir.brileyfin.com.

About B. Riley Financial, Inc. (NASDAQ:RILY)
B. Riley Financial, Inc. (NASDAQ:RILY), through its subsidiaries, provides collaborative financial services and solutions to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, Inc., Wunderlich Securities, Inc., Great American Group, LLC, B. Riley Capital Management, LLC (which includes B. Riley Asset Management, B. Riley Wealth Management, and Great American Capital Partners, LLC) and B. Riley Principal Investments, a group that makes proprietary investments in other businesses, such as the acquisition of United Online, Inc.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause B. Riley Financial's or Rent-A-Center’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and neither B. Riley Financial nor Rent-A-Center assume any duty to update forward looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger involving Rent-A-Center and Buddy’s Home Furnishings, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the merger does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; (ii) changes in B. Riley's share price before closing; (iii) lower Rent-A-Center earnings and other expenses; (iv) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which B. Riley Financial and Rent-A-Center operate; (v) the ability to promptly and effectively integrate the businesses of Rent-A-Center and Buddy’s Home Furnishings; (vi) the reaction to the transaction of the companies' customers, employees and counterparties; (vii) diversion of management time on merger-related issues; and (viii) other risks that are described in B. Riley's and Rent-A-Center’s public filings with the SEC. For more information, see the risk factors described in each of B. Riley's and Rent-A-Center’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

B. Riley Financial Contacts:

Media:

Jo Anne McCusker
jmccusker@brileyfin.com
(646) 885-5425

Investors:

Investor Relations
ir@brileyfin.com
(310) 966-1444

Source: B. Riley Financial, Inc.